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                                                                EXHIBIT 10.12.1

                                      RIVERPLACE

                                OFFICE LEASE AGREEMENT



     This Lease Agreement ("Lease"), made this 31st day of May, 1996, between Riverplace Inc., a Minnesota corporation ("Lessor"), and Net Radio Corporation, a Minnesota Corporation ("Tenant");

     WITNESSETH, THAT

     1. DEMISED PREMISES. Lessor, subject to the terms and conditions hereof, hereby leases to Tenant the premises ("Demised Premises") shown crosshatched on the floor plan attached hereto as Exhibit A, comprising 3,368 square feet of net rentable area on the first floor, known as Suite 140, located in the building known as Exposition Hall ("Building") at Riverplace, Minneapolis, Minnesota 55414, situated on the parcel or parcels of real property ("Land") described on Exhibit B attached hereto and identified thereon in connection with the Building. The term "Building" shall include the structure situated on the Land and all areas servicing the same, such as skyways, lobby areas, access areas or other public areas, whether now or hereafter constructed.

     2. TERM. Tenant takes the Demised Pemises from Lessor, upon the terms and conditions herein contained, to have and to hold the same for a term ("Lease Term") commencing on the 1st day of July, 1996, and continuing thereafter to and including the 31st day of October, 1999, unless sooner terminated as provided in this Lease.

     3. BASE RENT. Tenant agrees to pay to Lessor during the Lease Term a monthly base rent ("Base Rent") in dollars according to the schedule in the attached Exhibit D, payable to Lessor on or before the fist day of each month in advance, without deduction or setoff of any kind, and delivered to Riverplace Inc., 43 Main Street S.E., Suite 400, Minneapolis, Minnesota 55414, or to such other place as may from time to time be designated by Lessor.

     4. USE. Tenant shall use the Demised Premises only as business offices for Tenant's business of internet only radio broadcasting and shall not use the Demised Premises for any other use or purpose without the prior written consent of Lessor. Tenant will not commit or permit any act or omission which results in the violation of any law, governmental regulation, or insurance policy of Lessor relating to the Building or the Project, or which will increase Lessor's insurance rates on the Building or the Project. Tenant will not permit any conduct or condition which may unduly disturb or endanger other occupants of the Building or the Project.


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     5.   OPERATING COSTS.  Tenant shall, for the entire Lease Term, pay to
Lessor as additional rent, without any setoff or deduction therefrom, its Proportionate Share of any and all costs and expenses which Lessor or Lessor's manager may incur because of or in connection with the ownership, maintenance, management and operation of the Land and/or the Building ("Operating Costs"). "Proportionate Share" is defined as the portion of Operating Costs equivalent to a fraction of the total thereof, the numerator of which is the number of net rentable square feet comprising the Demised Premises and the denominator of which is the greater of (i) the number of net rentable square feet actually leased within the Building, or (ii) 95% of the number of net rentable square feet contained within the Building. "Operating Costs" are defined to include all expenses and costs (but not specific costs which are separately billed to and paid by individual tenants) of every kind and nature which Lessor or Lessor's manager shall pay or become obligated to pay because of or in connection with the ownership, maintenance, management and operation of the Land, the Building and supporting facilities of the Building, including but not limited to all real estate taxes and annual installments of special or other assessments payable with respect thereto, and all other taxes, service payments in lieu of taxes, exercises, levies, fees, or charges, general and special, ordinary and extraordinary, of any kind, which are assessed, levied, charged, confirmed or imposed by any public authority upon the Land and/or the Building, its operations or the rent provided for in this Lease; the cost of protesting any such taxes; management fees; insurance premiums; utility costs; janitorial costs; Building security costs; costs of wages and maintenance costs relating to the Building (including but not limited to sidewalks, skyways, landscaping and service areas); services; service contracts; equipment and supplies; and all other costs of any nature whatsoever which for federal tax purposes may be expensed rather than capitalized, but exclusive only of leasing commissions, depreciation, costs of tenant improvements and payments of principal and interest on any mortgages, deeds of trusts, or other security devices covering the Building. Operating Costs shall also include the yearly amortized portion of capital costs incurred by Lessor for improvements or structural repairs to the Building required to comply with any change in the laws, rules or regulations of any governmental authority having jurisdiction, or for purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Lessor or by Lessor's property manager.

     As soon as reasonably practicable prior to the commencement of the Lease Term and prior to the commencement of each ensuing calendar year during the Lease Term, Lessor shall furnish to Tenant an estimate of Operating Costs for the first calendar year included in whole or in part in the Lese Term and each ensuing calendar year. Tenant shall pay, as additional rent hereunder, together with each installment of Base Rent, one-twelfth (1/12th) of its estimated annual Proportionate Share of Operating Costs. As soon as reasonably practicable after the end of each calendar year included in whole or in part in the Lease Term, Lessor shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's Proportionate Share of Operating Costs, and within thirty (30) days thereafter Tenant shall pay to Lessor, or Lessor shall credit to the next rent payments due Lessor from Tenant, as the case may be, any difference between the actual Operating Costs payable by Tenant hereunder and the estimated Operating Costs paid by Tenant. Tenant's Proportionate Share of Operating

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Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Lease Term. Notwithstanding any other provision herein to the contrary, it is agreed that in the event that the Building is not fully occupied at any time during the Lease Term, an adjustment shall be made in computing the Operating Costs for such year so that the Operating Costs shall be computed for such year as though the Building had been fully occupied during such year (including, for real estate tax purposes, as if fully occupied and assessed as a completed Building during such year).

     Notwithstanding any provision herein that may be construed to the contrary, Lessor shall have the right, in its reasonable discretion, to determine, from time to time, the method of computing Operating Costs, the allocation of Operating Costs to various types of space within the Building and/or the Project, the extent of the appurtenances to the Building and/or the Project, and the rentable area of the Demised Premises, the Building and the Project, and Tenant shall be bound thereby.

     6. ADDITIONAL TAXES. Tenant shall pay as additional rent to Lessor, together with each installment of Base Rent, the amount of any gross receipts tax, sales tax or similar tax, excise, charge, levy, fee, assessment, and any tax imposed in lieu of real property taxes (but excluding therefrom any income tax), which is payable, or which will be payable, by Lessor by reason of the receipt of the Base Rent and adjustments thereof, or by reason of renting any part of the Project to Tenant or Tenant's occupancy of any part thereof. Tenant shall pay any taxes or other charges by any governmental authority on Tenant's property or trade fixtures in the Demised Premises or relating to Tenant's use of the Demised Premises.

     7. OBLIGATIONS OF LESSOR. So long as Tenant shall perform each and every covenant to be performed by Tenant hereunder, Lessor agrees that Tenant shall quietly enjoy the Demised Premises in accord with the provisions hereof and that Lessor shall:

     A. Furnish heat and air conditioning daily from 8:00 A.M. to 5:00 P.M. (Saturdays, Sundays and holidays excepted), in accordance with any applicable regulations and sufficient, in Lessor's sole judgment, for the occupancy of the Demised Premises for ordinary office operations. If heat generating machines or equipment are used in the Demised Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor, at the request of Tenant, shall install supplementary air conditioning equipment in the Demised Premises, if such installation is deemed practical in the sole judgment of Lessor, and the cost of any such equipment, together with the cost of installation, operation and maintenance thereof (including all utility costs incurred in connection therewith) shall be paid by Tenant to Lessor as additional rent, together with each installment of Base Rent, at such rates as are determined by Lessor. Any such equipment will be owned by Lessor. In the event that Tenant requests, and that Lessor

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agrees, in its sole discretion, to provide, heating or air conditioning beyond the hours specified above or otherwise in excess of the heating and air conditioning services that Lessor is required hereunder to furnish to Tenant or any other Lessor service beyond that required hereunder, Tenant shall pay, within ten (10) days following demand therefor, the entire cost of all such services at rates reasonably determined by Lessor.

     B. Provide passenger elevator service in common with others at all times. Further, to provide freight elevator service in common with others daily from 8:00 A.M. to 4:00 P.M. (Saturdays, Sundays and holidays excepted).

     C. Provide such janitorial service in the Demised Premises (Saturdays, Sundays and holidays excepted) and such maintenance of the common areas of the Building as may be reasonably necessary, in Lessor's sole judgment, in connection with the use of the Demised Premises for ordinary office purposes.

     D. Keep the foundations, the four exterior walls, the roof, downspouts and gutters of the Building in good repair, as determined by Lessor in Lessor's sole judgment (ordinary wear and tear excepted) provided, however, if the need for such repairs is directly or indirectly attributable to or results from any activity being conducted within the Demised Premises, Tenant agrees to reimburse Lessor for all costs and expenses incurred by Lessor with respect to such repairs. Lessor's obligations hereunder shall be subject to the provisions of Sections 9 and 10.

     E. Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Lessor at such points of supply provided for general use of other tenants in the Building.

     F. Provide electricity to the Demised Premises for normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants in the Building). A service charge will be assessed for electricity and any other utilities furnished for heat generating machines, data processing equipment and similar types of machines and equipment. Tenant shall use its best efforts to conserve electricity.

     G. Tenant, at its own expense, and with Lessor's prior written consent, may install drapes or other window coverings to the inside of any blinds on any outside windows (and if installed shall maintain them in an attractive and safe condition); provided, however, in the sole discretion of Lessor, they are in harmony with the exterior and interior appearance of the Building and create no safety or fire hazard.

     H. Furnish Tenant with two (2) keys for each corridor door entering the Demised Premises, and additional keys at a charge by Lessor on an order signed by Tenant. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Demised Premises without Lessor's written consent, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease,

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Tenant shall surrender to Lessor all keys to the Demised Premises, and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, in the Demised Premises.

     I. Make and install, or cause to be made or installed, those leasehold improvements, if any, expressly identified as obligations of Lessor in the plans and specifications, terms and conditions set forth and identified on Exhibit C.

It is understood that Lessor does not warrant that any of the services and utilities referred to above will be free from interruption from causes beyond the reasonable control of Lessor. Interruption of service or utilities shall never be deemed an eviction or disturbance of Tenant's use, possession or enjoyment of the Demised Premises or any part thereof or render Lessor liable to Tenant for damages by abatement of rent or otherwise, nor shall any such interruption relieve Tenant from performance of Tenant's obligations under this Lease.

     8.   COVENANTS OF TENANT.  Tenant agrees that it shall:

     A. Promptly comply, at Tenant's expense, with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or hereafter pertaining to the Demised Premises, and observe the rules and regulations set forth on Exhibit E attached hereto and such other rules and regulations as may from time to time be adopted by Lessor, or Lessor's managing agent, including, without limitation, rules and regulations regarding standards for Building signage and graphics, use of the atrium and other areas of the project (as that term is defined in Section 34 hereof) and security measures.

     B. Give Lessor and Lessor's agents, contractors and mortgagees access to the Demised Premises at any time during emergencies and at all reasonable times, without charge or diminution of rent, to enable Lessor to examine the same and to make such inspections, repairs, additions and alterations as Lessor may be required to make hereunder or which Lessor in Lessor's sole judgment, deems necessary, and to enable Lessor to exhibit the Demised Premises to prospective tenants, purchasers or others, and for such other reasonable purposes as Lessor may deem necessary or desirable. Notwithstanding such right of entry, Lessor will have no obligations to make repairs, alterations, or improvements except as expressly provided in this Lease.

     C. At Tenant's expense, keep and maintain the Demised Premises and the fixtures and equipment therein in good order, repair and condition (ordinary wear and tear excepted), and replace all broken glass with glass of the same quality, save only glass broken by fire and extended coverage risks, and commit no waste on the Demised Premises.

     D.   Pay for all electric lamps and ballasts used in the Demised Premise.

     E. Upon the termination of this Lease in any manner whatsoever, remove all property of Tenant and all property of any other person claiming under Tenant, and quit and

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deliver up the Demised Premises to Lessor peaceably and quietly in as good order and condition as the same are in at the commencement of the Lease Term or thereafter were put in by Lessor or Tenant, reasonable use and wear excepted. Any property not removed by Tenant at the termination of this Lease, however terminated, shall automatically become the property of Lessor, and Lessor may dispose of the same as it deems expedient, at Tenant's expense. Tenant shall be responsible, at Tenant's expense, for any restoration of the Demised Premises needed by virtue of the removal of any such property left in the Demised Premises, whether removed by Tenant or Lessor.

     F. Not assign this Lease or sublet all or any part of the Demised Premises voluntarily, involuntarily or by operation of law, without requesting in writing and obtaining the prior written consent of Lessor thereto, which consent shall not be unreasonably withheld. In the event that Tenant is a corporation or a partnership, transfer of effective control of Tenant shall constitute an assignment under this Section 8(F). Upon each request made by Tenant to Lessor for Lessor's consent hereunder, Tenant shall pay to Lessor a processing fee not to exceed, in each instance, $500.00, and Tenant shall also reimburse Lessor for all out-of-pocket costs and expenses incurred by Lessor in connection with such request, including but not limited to attorneys' fees.

     If Tenant receives a bona fide offer for an assignment of Tenant's interest under this Lease or to sublease all or part of the Demised Premises and submits to Lessor the written request for Lessor's consent required hereunder, such request shall be accompanied by a copy of the offer. In the case of a proposed assignment or sublease of all of the Demised Premises, Lessor may, in Lessor's sole discretion, elect to terminate this Lease, either conditioned on execution of a new lease between Lessor and the party making the offer on the same terms as the offer to Tenant or without that condition. In the case of a proposed sublease for less than all of the Demised Premises, Lessor may, in Lessor' sole discretion, elect to amend this Lease to exclude the portion of the Demised Premises to be subleased, either conditioned on execution of a new lease between Lessor and the party making the offer on the same terms as in the offer to Tenant or without that condition. If Lessor desires, in Lessor's sole discretion, to terminate or amend this Lease pursuant to the terms of this second paragraph of this Section 8(F), Lessor will so notify Tenant in writing within 20 days after receiving the written request for consent and a copy of the offer to Tenant.

     The provisions of this Section 8(F) shall be binding on Tenant and any assignee or subtenant of Tenant shall apply to all portions of the Demised Premises remaining subject to this Lease and to each request by Tenant, or its assignee or subtenant, for Lessor's consent to a further or subsequent assignment or subletting. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain fully liable for all of the obligations of the Tenant under this Lease.

     G. Not place signs on or about the Demised Premises, the Building or the Project without first obtaining Lessor's written consent thereto.


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     H.   Not overload, damage or deface the Demised Premises, the Building or the Project or do any act which may make void or voidable any insurance on the Demised Premises, the Building or the Project, or which may render an increased or extra premium payable for insurance.

     I. Not make any alterations, additions or improvements to the Demised Premises without the prior written consent of the Lessor. All alterations, additions or improvements (including carpeting or other floor covering) which may be made by either of the parties hereto upon the Demised Premises, except movable office furniture and equipment, shall be the property of Lessor, and shall remain upon and be surrendered with the Demised Premises, as a part thereof, at the termination of this Lease. All alterations by Tenant shall be performed with new materials and in a good and worker like manner, shall comply with all applicable laws, ordinances, rules, orders, regulations and other requirements of governmental authorities, shall be performed by a contractor approved in writing in advance by Lessor, and shall be performed in accordance with plans and specifications approved in writing in advance by Lessor.
Lessor's approval of any plans and specifications submitted to Lessor for Tenant's alterations shall create no responsibility or liability whatsoever on the part of Lessor with respect to the finished product, design or construction, or with respect to the compliance thereof with applicable laws, rules, regulations or other governmental requirements.

     J. Keep the Demised Premises and the Project free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If any such lien shall at any time be filed, Tenant shall cause the same to be released of record with fifteen (15) days following notice thereof; provided, however, that Tenant may contest the same in good faith, provided that within fifteen (15) days after the filing thereof, Tenant shall have deposited with Owner cash equal to 150% of the amount of the lien or such other security as Owner may deem appropriate to insure payment of such lien. Tenant shall indemnify and hold harmless Lessor from and against any such lien, or claim or action thereon, and reimburse Lessor promptly upon demand therefor by Lessor for costs of suit, reasonable attorneys' fees and other costs and expenses incurred by Lessor in connection with any such lien, claim or action. In the event that Tenant fails to release of record any such lien, or to contest the same in accordance herewith, within the aforesaid period, Owner may remove said lien by paying the full amount thereof or by bonding or in any other manner Owner deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Owner the amount so paid out by Owner in connection with the discharge of said lien, together with reasonable expenses incurred in connection therewith, including reasonable attorneys' fees. Nothing contained in this Lease shall be construed as a consent on the part of Owner to subject Owner's estate in the Demised Premises to any lien or liability under the lien laws of the State of Minnesota.

     K. Maintain at its expense at all times during the Lease Term (i) a policy or policies of public liability insurance with respect to the Demised Premises and the business of Tenant,

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with limits of not less than $1,000,000 combined single limit; and (ii) a policy or policies of fire and extended coverage insurance in broad form insuring against all risks all leasehold improvements, Tenant's trade fixtures and all other personal property of Tenant in the Demised Premises for the full insurable value thereof. All such insurance policies shall be placed with companies qualified to do business in the State of Minnesota, provide for at least thirty (30) days prior written notice to Lessor before cancellation or amendment, and name Lessor as an additional insured thereon. Such policy or policies, or duly executed certificates evidencing the same, shall be deposited with Lessor prior to the commencement of the Lease Term, and renewals or replacements thereof shall be delivered to Lessor not less than thirty (30) days prior to the expiration of the term of such coverage.

     L. Not file or otherwise initiate or join any protest of real estate taxes with respect to the Project or any part thereof.

     Tenant's obligations under this Section 8 to do or not to do a specified act shall extend to and include Tenant's obligation for all conduct of Tenant's employees, agents and invitees.

     9. CASUALTY LOSS. In case of damage to or destruction of the Demised Premises by fire or other casualty, Tenant will give prompt notice thereof to Lessor. If the Demised Premises or the Project are damaged by fire or other casualty, Lessor shall have the right to elect, in Lessor' sole judgment, either
(1) to terminate this Lease as hereinafter provided, or (2) to cause the damage to be repaired with reasonable speed, at the expense of Lessor, subject to delays which may arise by reason of adjustment of loss under insurance policies and to delays beyond the reasonable control of Lessor; provided, however, that Lessor shall have no obligation to restore, repair or replace any property owned by Tenant and shall only be required to spend such funds as are actually received by Lessor from insurance proceeds for those items the obligation for which to insure was the Tenant's. To the extent that the Demised Premises are rendered untenantable by any such casualty damage, the rent hereunder shall proportionately abate, except in the event such damage resulted from or was contributed to by the act, fault or neglect of Tenant, Tenant's employees, invitees or agents, in which event there shall be no abatement of rent. If the damage shall be so extensive that Lessor shall decide not to repair or rebuild, this Lease shall, at the option of Lessor, be terminated as of the date of such damage by written notice from Lessor to Tenant, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Demised Premises.

     10. CONDEMNATION. If the entire Demised Premises are taken under power of eminent domain (which shall include the exercise of any similar governmental power or any purchase or other acquisition in lieu thereof), this Lease shall automatically terminate as of the date of taking, which shall be the date Tenant is required to yield possession thereof to the condemning authority. If a portion of the Demised Premises is taken under power of eminent domain, Lessor shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Tenant on or before the date of taking. If Lessor does not elect to terminate this Lease, it shall, at its expense, restore or cause to be restored the Demised Premises, exclusive of any

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improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Lessor, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Demised Premises; provided, however, that Lessor shall not be entitled to any separate award made to Tenant for the value and cost of removal of its personal property and fixtures.

     11. POSSESSION. If Lessor is unable to tender possession of the Demised Premises on the date specified in Section 2 above as the commencement date of the Lease Term, Lessor shall not be liable for any damage caused thereby , nor shall this Lease be void or voidable by Tenant, but in such event, the Lease Term shall be for the same length of time specified in Section 2, but shall commence upon the date that Lessor tenders possession of the Demised Premises to Tenant; provided, however, that if the delay in the tender of possession results from failure of Tenant to provide plans or from other actions or omissions by Tenant, the commencement date of the Lease Term shall not be so delayed. In the event that the commencement date of the Lease Term is delayed pursuant to the terms of this Section 11, Lessor and Tenant shall, at the request of either party, execute and deliver to the other an amendment to this Lease specifying the commencement and expiration dates of the Lease Term. Occupancy of the Demised Premises by Tenant will constitute Tenant's acceptance of the Demised Premises. No representations as to the repair of the Demised Premises, and no promises to alter, remodel or improve the Demised Premises, have been made by Lessor, except to the extent expressly provided in this Lease.

     12. LIABILITY AND INDEMNITY. Lessor shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Demised Premises or any part of the Project or any persons transacting any business in the Project or present in the project for any other purpose or for any loss or damage resulting to Tenant, its property or the Demised Premises from burst, stopping or leaking water, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility. Tenant shall indemnify and hold Lessor harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Lessor, the Demised Premises, the Building or the Project, or any interest therein, by reason of or in connection with any use, non-use, possession or operation of the Demised Premises or any part thereof during the Lease Term, any act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death, disability, illness or damage to any person or property occurring in, on or about the Demised Premises or any part thereof during the Lease Term, and any failure on the part of Tenant to perform any of the terms or conditions of this Lease; provided, however, that nothing contained in this paragraph shall be deemed to require Tenant to indemnify Lessor with respect to any gross

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negligence or intentional misconduct committed by Lessor.  The obligations of
Tenant under this Section 12 shall survive the expiration or termination of this Lease.

     13. DEFAULT. If: (a) Tenant fails to pay rent or any other sum to be paid by Tenant under this Lease or under the terms of any other agreement between Lessor and Tenant as and when the same becomes payable, or (b) Tenant defaults in the full and prompt performance of any other obligations of Tenant under this Lease and such default continues for 20 days after written notice to Tenant (or, if such default involves a hazardous condition, such default is not cured by Tenant immediately upon written notice to Tenant), or (c) the interest of Tenant in this Lease is levied on under execution or other legal process, or (d) any petition is filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or (e) any petition is filed or other action taken to reorganize or modify Tenant's capital structure, if Tenant be a corporation or other entity, or (f) Tenant is declared insolvent according to law or if any assignment of Tenant's property is made for the benefit of creditors, or (g) a receiver or trustee is appointed for Tenant or its property, or (h) Tenant abandons or vacates the Demised Premises during the term of this Lease, or (i) Tenant defaults in the payment of rent twice in any 12-month period, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to any and all other rights and remedies provided at law or in equity:

     A. Lessor may reenter and repossess the Demised Premises without demand or notice of any kind to Tenant and without terminating this Lease, in which event Lessor may, but shall be under no obligation to, relet the same for the account of Tenant for such rent and upon such terms as Lessor shall elect in its sole discretion. For purposes of any such reletting, Lessor is authorized in Lessor's sole discretion to make any repairs, changes, alterations, decorations, improvements, or additions in or to the Demised Premises that Lessor may deem necessary or convenient. If Lessor shall fail to refuse to relet the Demised Premises, or if the same are relet and the amount realized from such reletting, less the Recoverable Costs (as that term is hereinafter defined), is less than the total amount of rent, Operating Costs and all other sums that would have become payable under this Lease for the balance of the term hereof, then, at the election of Lessor, in Lessor's sole discretion, either:

     (i) Tenant shall pay to Lessor upon demand from time to time, as damages, a sum equal to the amount of the rent and other sums payable under this Lease for the full term of this Lease, without acceleration (or, if the Demised Premises have been relet, Tenant shall pay to Lessor upon demand from time to time the amount of any such deficiency), together with the amount of any and all other Recoverable Costs and other sums of money and damages owed by Tenant to Lessor. Tenant agrees that Lessor may file suit to recover any sums falling due under the terms of this Section 13(A)(i) from time to time, on one or more occasions, without being obligated to wait until expiration of the term of this Lease, and that no delivery or recovery of any portion of the sums due Lessor, and no such reletting of all of any part of the Demised Premises, shall be construed as an action on the part of Lessor to terminate this Lease or waive any provision hereof unless a written notice of termination or waiver is given to Tenant by Lessor; or

     (ii) Lessor may elect to accelerate payment of all amounts payable under the Lease, which amounts shall become immediately due and payable, together with the amount of any and all other Recoverable Costs and other sums of money and damages owed by Tenant to Lessor. If Lessor elects this remedy, the Base Rent will be reduced to present worth using a discount factor equal to the discount rate of the Federal Reserve Bank in Minneapolis, Minnesota at the time of Lessor's election.

     The term "Recoverable Costs," as used herein, shall mean the unpaid rent and other sums due hereunder but unpaid at the time of any reletting, plus interest thereon at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less; the costs and expenses of recovering possession of the Demised Premises and enforcing the terms of this Lease (including but not limited to reasonable attorneys' fees, costs and disbursements); the costs and expenses of any and all repairs, changes, alterations, improvements, decorations and additions performed by or at the direction of Lessor in connection with any reletting of the Demised Premises; all other costs and expenses incurred in connection with such reletting, including but not limited to brokers' fees; and any and all other damages sustained by Lessor as a result of Tenant's default. Notwithstanding any reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

     B. Terminate this Lease and forthwith repossess the Demised Premises and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the Recoverable Costs; (ii) the balance of the rent and other sums that would have become payable under this Lease for the remainder of the term hereof, less the rental value of the Demised Premises for said period, as estimated by Lessor; and (iii) any other sum of money and damages owed by Tenant to Lessor.

     C. If Lessor reenters and repossesses the Demised Premises or if this Lease is terminated, in addition to all other rights of Lessor, Tenant will indemnify Lessor against all loss of rents and other damage which Lessor may incur by reason of such re-entry or termination, including, but not limited to, costs of repairing the Demised Premises and putting the same in rentable condition, costs of renting the Demised Premises to another tenant, loss or diminution of rents and other damage which Lessor may incur by reason of such termination or re-entry, and all reasonable attorneys' fees and expenses incurred in connection therewith.

     D. No right or remedy will preclude any other right or remedy, no right or remedy will be exclusive of or dependent upon any other right or remedy, and each right or remedy may be exercised independently or in combination with any other.

     14. NOTICES. All bills, statements, notices or communications which Lessor may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered personally to the Demised Premises or sent by registered or certified mail, return receipt requested, addressed to Tenant at the Demised Premises, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is personally delivered or deposited in the mail as herein provided. And notice by Tenant to Lessor must be served by registered or certified mail, return receipt requested, addressed to Lessor at the address where the last previous rental hereunder was payable, or in the case of subsequent change, upon notice given, to the latest address furnished.

     15. HOLDING OVER. Tenant covenants that it will vacate the Demised Premises immediately upon the expiration or sooner termination of this Lease.
If tenant retains possession of the Demised Premises or any part thereof after the termination of the Lease Term, Tenant shall pay to Lessor rent ("Holdover Rent") at a rate per month equal to 200% of the monthly rate of Base Rent in effect under this Lease immediately prior to such holding over, plus 200% of the estimated Proportionate Share of Operating Costs payment payable under this Lease for the month immediately preceding the commencement of such holding over, for the time that Tenant thus remains in possession and, in addition thereto, shall pay Lessor for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section shall not limit Lessor's rights of re-entry or any other right hereunder, including without limitation, the right to refuse Holdover Rent and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the Lease Term. The acceptance of any rent after the end of the term shall not establish any tenancy longer than month-to-month unless otherwise agreed to in writing by Lessor and Tenant.

     16. SUBORDINATION. At the request of any mortgagee or ground lessor, the rights of Tenant under this Lease shall be subject and subordinate to any mortgage or ground lease that may now or hereafter encumber the Building or the Project, and Tenant shall execute, acknowledge and deliver such instruments as may be requested by Lessor to evidence such subordination. Such subordination is on the condition that Tenant's right of possession of the Demised Premises pursuant to the terms of this Lease will not be disturbed by the mortgagee or ground lessor so long as Tenant is not in default under this Lease. If the interest of Lessor is transferred to any party by reason of foreclosure of a mortgage or cancellation of a ground lease, or by delivery of a deed in lieu of foreclosure or cancellation. Tenant will immediately and automatically attorn to such party. Tenant agrees that upon notification by Lessor or any mortgagee or ground lessor of the election of a mortgagee or ground lessor to subordinate its interest in the Demised Premises to this Lease, this Lease will become prior to the mortgage or ground lease.

     17. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time, within ten (10) days after written request by Lessor, execute, acknowledge and deliver to Lessor and any other parties designated by Lessor a certificate in such form as may from time to time be provided, ratifying this Lease and: (a) stating that this Lease is in full force and effect and has not been assigned, modified or amended in any way
(or, if there has been any assignment, modification or amendment, identifying the same); (b) stating the dates of commencement and expiration of the Lease Term, the date to which the Base Rent and additional rent payable hereunder have been paid in advance, if any; (c) stating that there are, to Tenant's knowledge, no uncured defaults on the part of Lessor or any defenses or offsets against the enforcement of this Lease by Lessor (or specifying each default, defense or offset if any are claimed); and (d) containing such other information as may reasonably requested. Any such statement may be furnished to and relied upon by any prospective purchaser, lessee or encumbrancer of all or any portion of the Project.

     18. BINDING EFFECT. The word "Tenant", wherever used in the Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall , as the case may require, bind and inure to the benefit of Lessor and Tenant and their respective heirs, legal representatives, successors and assigns, provided that his Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Lessor.

     19. TRANSFER OF LESSOR'S INTEREST. In the event of any transfer or transfers of Lessor's interest in the Demised Premises, the building or the Project, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Lessor accruing from and after the date of such transfer, including, without limitation, the obligation of Lessor under Section 27 hereof to return the security deposit as provided therein following assignment or transfer thereof to such assignee of Lessor's interest.

     20. INTEREST. Any amount due from Tenant to Lessor which is not paid when due shall bear interest at the lesser of the highest legal rate or eighteen percent (18%) per annum from the date due until paid; provided, however, the payment of such interest shall not excuse or cure the default upon which such interest accrued.

     21. EXPENSE OF ENFORCEMENT. In the event that Lessor places the enforcement of this Lease, or any part hereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Demised Premises, or any other matter relating to or arising from this Lease or Tenant's occupancy of the Demised Premises, in the hands of an attorney, or files suit upon the same, then Tenant shall pay Lessor's reasonable attorney's fees and court costs if Lessor prevails in such action.

     22. ACCESS: CHANGES IN BUILDING FACILITIES; NAME. All portions of the Building and the Project except the inside surfaces of all walls, windows and doors bounding the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other
Building or Project facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Lessor and Lessor's agents and designees. Lessor reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building, the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, concourse, elevators, escalators, stairways and other improvements thereof, as it may deem necessary or desirable. Lessor may adopt any name for the Building and/or the Project and Lessor reserves the right to change the name and/or address of the Building and/or the Project at any time.

     23. RIGHT OF LESSOR TO PERFORM. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Lessor may, but shall not be obligated so to do, and without waiving or releasing Tenant from any ligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed hereunder. Tenant shall, promptly and upon demand therefore by Lessor, reimburse Lessor for all sums so paid by Lessor and all necessary incidental costs, together with interest thereon at the rate specified in Section 20 hereof from the date of such payment by Lessor, and Lessor shall have the same rights and remedies in the event of the failure by Tenant to pay such amounts as Lessor would have in the event of a default by Tenant in the payment of rent.

     24. BROKERS. Unless otherwise agreed in writing, if Tenant has dealt with any person or real estate broker in respect to leasing or renting space in the Building, excepting the exclusive leasing agent for the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Lessor free and harmless from and against any liability in respect thereto.

     25. MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Building, the Project or any property of which the Demised Premises are a part, any lender shall request modifications in this Lease as a condition to such financing. Tenant shall promptly execute any instrument submitted to Tenant by Lessor containing such modifications; provided, however, that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

     26. SECURITY DEPOSIT. Tenant has deposited with Lessor the sum of Three Thousand Dollars ($3,000.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rent, the repair of damage to the Demised Premises and/or cleaning the Demised Premises upon termination of this Lease, Lessor may use, apply or retain all or any party of this security deposit for the payment of any rent or other sum in default and any amounts which Lessor may spend or becomes obligated to spend by reason of Tenant's default to the full extent permitted by law. If any portion of said deposit is so used, applied or retained, Tenant shall, within ten (10) days deposit to an amount equal to the Base Rent, plus the monthly amount of estimated Operating Costs and other charges payable hereunder by Tenant, multiplied by the number of months worth of Base Rent represented by the initial security deposit, and Tenant's failure to do so shall be a material default and breach of this Lease. Lessor shall not be required to keep any security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant or to the last assignee of Tenant's interest hereunder at the expiration of the Lease Term.

     27. LIMITATION OF LIABILITY. In the event that Lessor is ever adjudged by any court to be liable to Tenant in damages, Tenant specifically agrees to look solely to Lessor's interest in the Project for the recovery of any judgment from Lessor; it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers, or shareholders, shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Lessor or Lessor's successor in interest, or to maintain any other action not involving the personal liability of Lessor (or if Lessor is a corporation, any other action not requiring its directors, officers of shareholder to respond in monetary damages from assets other than Lessor's interest in the Project), or to maintain any suit or action in connection with enforcement of collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

     28. Substitute Premises. At any time after the execution of this Lease, Lessor may substitute for the Demised Premises other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Demised Premises for all purposes hereunder; provided, however, that:

     A. The net rentable area of the Demised Premises is less than five thousand (5,000) square feet;

     B. The New Premises shall be similar in area and in appropriateness for Tenant's purposes;

     C. Any such substitution is effected for the purpose of accommodating a tenant that will occupy a portion of the net rentable area of the floor on which the Demised Premises are located; and

     D. If Tenant is occupying the Demised Premises at the time of any such substitution, Lessor shall pay the expense of moving Tenant, its property and equipment to the New Premises, and the expenses of improving the New Premises with improvements substantially similar to those located in the Demised Premises.

     29. WAIVER OF CLAIMS; ASSUMPTION OF RISK. Each of Lessor and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage that may occur to the Demised Premises or any improvements thereto, or the Building or any improvements thereto, or the Project or any improvements thereto, or any property of such party therein, by reason of fire or any other cause which could be insured against under the terms of standard dire and extended coverage (all-risk) insurance policies, regardless of cause or origin, including fault or negligence of the other party hereto, or anyone for whom such party may be responsible. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party hereto in connection with damage covered by insurance. Tenant assumes all risk of loss or damage of Tenant's property or leasehold improvements within the Demised Premises and the Project, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Lessor will not be liable to Tenant, or its employees, for loss of or damage to any property in or at the Demised Premises or the Project.

     30. ADDITIONAL RENT AMOUNTS. Any amounts in addition to Base Rent payable to Lessor by Tenant hereunder, including without limitation, amounts payable pursuant to Sections 5, 6, 7A, 7D, 7F, 8D, 8J, 12, 13, 20, 21, 27 and Exhibit C and/or Exhibit D hereof, shall be deemed additional rent due and payable upon demand.

     31. INCORPORATION OF EXHIBITS. The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully as if set forth at length herein:

          Exhibit A  Floor Plan of Demised Premises

          Exhibit B  Legal Description of Land and Project Land

          Exhibit C  Leasehold Improvement Schedule

          Exhibit D  Additional Terms and Conditions

          Exhibit E  Rules and Regulations

          Exhibit F  Construction Plan

     32. FORCE MAJEURE. All of the obligations of Lessor and of Tenant under this Lease are subject to and shall be postponed for a period equal to any delay or suspension resulting from fires, strikes, acts of God, and other causes beyond the control of the party delayed on its performance hereunder, this Lease ermaining in all other respects in full force and effect and the Lease Term not thereby extended: provided however, that the unavailability of funds for payment or performance of Tenant's obligations hereunder shall not give rise to any postponement or delay in such payment or performance of Tenant's obligations hereunder.

     33. PROJECT DEFINITION. The terms "Project", as used in this Lease, means the premises legally described on Exhibit B and any and all buildings, structures or improvements thereon from time to time and any skyways, tunnels, concourses or connections attached to or serving said buildings, structures or improvements, including without limitation any lands, buildings, structures, skyways, tunnels, concourses or connections not owned by Lessor and any additions, reductions, deletions, alterations, substitutions or improvements made thereon or thereto from time to time.

     34.  GENERAL

     A. The submission of this Lease for examination does not constitute the reservation of or an option for the Demised Premises, and this Lease becomes effective only upon execution and delivery hereof by Lessor and Tenant.

     B. This Lease does not create the relationship of principal and agent or of partnership, joint venture or any association between Lessor and Tenant, the sole relationship between Lessor and Tenant being that of lessor and lessee.

     C. No waiver of any default of Tenant hereunder shall be implied from any omission by Lessor to take any action on account of such default. The receipt by Lessor of any payment or partial payment hereunder with knowledge of a default in any of the terms, provisions, covenants or conditions of this Lease to be kept or performed by Tenant shall not be deemed a waiver of such default or any other default. Lessor shall not be deemed to have waived any provision of this Lease unless such waiver is expressly set forth in writing in a specific notice of waiver given by Lessor to Tenant in accordance with the terms of
Section 14 above, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

     D. No payment by Tenant or receipt by Lessor of a lesser amount than the monthly rent and other charges herein reserved shall be deemed to be other than on account of the earliest stipulated rent or other charges, and acceptance of any partial payment shall not limit Lessor's rights under Section 13 above. No endorsement or statement on any check or on any letter accompanying any check be deemed an accord and satisfaction or a modification of any of Tenant's obligations under this Lease.

     E. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and condition.

     F. The topical headings of the several sections and clauses herein are for convenience only and do not define, limit or construe the contents of such sections or clauses.

     G. This Lease is the complete agreement between the parties concerning the leasing of the Demised Premises. There are no oral agreements, understandings, promises or representations between Lessor and Tenant affecting this Lease. All negotiations, considerations, representations and understandings between Lessor and Tenant are merged into and incorporated in this Lease. Tenant has not been induced to enter this Lease by any representations or warranties not expressly set forth herein.

     H. Without limiting the generality of the foregoing Section 35(G). Owner has not made any representation, warranty or agreement that any retail tenant, restaurant tenant or any other tenant will occupy or continue to occupy the Project or any part thereof, or that the Project or any part thereof will be used for any particular purpose.

     I. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No surrender of the Demised Premises or of the remainder of the Lease Term shall be valid unless accepted by Lessor in writing in a specific notice of acceptance of surrender given by Lessor to Tenant in accordance with the terms of Section 14 above.

     J. All provisions hereof shall be binding upon the heirs, successors and permitted assigns of each party hereto, except as otherwise herein expressly provided and except that no person or entity holding under or through Tenant in violation of any provision of this Lease will have any right or interest in this Lease or the Demised Premises.

     K. This Lease will be construed under and governed by the laws of Minnesota.

     L. If any provision of this Lease is illegal or unenforceable, it will be severable and all other provisions will remain in force as though the severable provision had never been included.

     M. Lessor shall in no event be considered to be in default of Lessor's obligations under this Lease until the expiration of a reasonable period of time following receipt by Lessor of written notice from Tenant specifying such default and given in accordance with the terms of Section 14 above.

     N. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Lessor and Tenant or Tenant's use and occupancy of the Demised Premises. Tenant agrees that any action brought in connection with this Lease shall be maintained in any court of competent jurisdiction in Hennepin County, Minnesota.

IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed as of the day and year first above written.

LESSOR:                                       TENANT:

RIVERPLACE INC.                               NET RADIO CORPORATION



By: /S/ TAKASHI ITO                           By: /s/ Terrence K. Mahoney
----------------------------------            ---------------------------------
      Takashi Ito
      Its Executive Vice President                    Its Chief Financial Officer

                                     EXHIBIT B

          LEGAL DESCRIPTION OF THE REAL PROPERTY CONSTITUTING THE PROJECT


PARCEL A:

That part of Main Street Southeast, vacated, including any portion thereof platted as Lots 8 and 9, Block 1, Subdivision of Grounds between Pine, Bay, Main and Second Street, in St. Anthony Falls as Resurveyed by R. and F. Cook (Dec.
1857), according to the plat thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota, described as follows:

Commencing at the most Southerly corner of said Lot 9; thence on an assumed bearing of North 47 degrees 53 minutes 19 seconds East, along the Southeasterly line of said Lot 9, a distance of 8.00 feet to the actual point of beginning of the tract of land to be described; thence North 47 degrees 06 minutes 41 seconds West, a distance of 60.10 feet; thence North 47 degrees 53 minutes 19 seconds East, a distance of 16.17 feet, more or less, to its intersection with a line drawn from the Southwest corner of Lot 12, said Block 1 to the Southwest corner of Lot 3, said Block 1, hereinafter referred to as Line A; thence Southeasterly along said Line A a distance of 61.19 feet, more or less, to its intersection with said Southeasterly line of Lot 9; thence South 47 degrees 53 minutes 19 seconds West along said Southeasterly line of Lot 9, a distance of 4.64 feet, more or less, to the actual point of beginning.

PARCEL B:

That part of Main Street Southeast, vacated, including any portion thereof platted as Lots 8 and 9, Block 1, Subdivision of Grounds between Pine, Bay, Main and Second Street, in St. Anthony Falls as Resurveyed by R. and F. Cook (Dec.
1857), according to the plat thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota, described as follows:

Beginning at the most Southerly corner of said Lot 9; thence on an assumed bearing of North 47 degrees 53 minutes 19 seconds East, along the Southeasterly line of said Lot 9, a distance of 8.00 feet; thence North 42 degrees 06 minutes 41 seconds West, a distance of 60.10 feet; thence south 25 degrees 17 minutes 23 seconds East, a distance of 62.18 feet, more or less, to an intersection with a line drawn parallel with and 10.00 feet Southwesterly of, as measured at a right angle to, the Southwesterly line of Lots 10, 11 and 12, said Block 1; thence Southeasterly along said parallel line to its intersection with the Southwesterly extension of the Northwesterly line of Lot 11, said Block 1; thence Northeasterly along said last described extension a distance of 10.00 feet, more or less, to the Westerly corner of said Lot 11; thence Northwesterly along the Southwesterly line of said Lot 10, to the point of beginning.

PARCEL C-4 (ADJOINING EXPOSITION HALL ADDITION):

That part of Main Street Southeast, vacated, lying Southwesterly of the following described Line B; lying Northeasterly of a line drawn parallel with and 10.00 feet Southwesterly of, as measured at a right angle to, said Line B; lying Southeasterly of the following described Line C; and lying Northwesterly of the following described Line D and its southwesterly extension:

Line B:
Beginning at the most Westerly corner of Lot 11, Block 1, Subdivision of Grounds between Pine, Bay, Main and Second Street, in St. Anthony Falls as Resurveyed by
R. and F. Cook (Dec. 1857); thence Southeasterly along the Southwesterly line of Lots 11 through 18 inclusive, said Block 1; thence continuing Southeasterly to the most Westerly corner of Auditor's Subdivision Number Sixty-seven (67), Hennepin County, Minnesota; thence Southeasterly along the Southwesterly line of said Auditor's Subdivision Number Sixty-seven (67), Hennepin County, Minnesota, to the most Southerly corner of said Auditor's Subdivision Number Sixty-seven
(67), Hennepin County, Minnesota, and there terminating; according to the plats thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota.

Line C:
The Southwesterly extension across said 10 foot strip of the center line of vacated Bank Street.

Line D:
Commencing at the point of intersection of the Southwesterly line of Prince Street and the Northwesterly line of vacated Bank Street; thence Southeasterly along said Southwestern line of Prince Street and its Southeasterly extension, a distance of 182.00 feet to the actual point of beginning said Line D; thence deflecting 72 degrees 12 minutes 30 seconds to the right and running Southwesterly to an intersection with the Northeasterly line of said Main Street Southeast (also being the Southwesterly line of said Auditor's Subdivision Number Sixty-seven (67), Hennepin County, Minnesota), and there terminating.

PARCEL D(ONE MAIN BUILDING):

That part of Lots 1, 2, 3 and 4, Block 1, Subdivision of Grounds between Pine, Bay Main and Second Street, in St. Anthony Falls as Resurveyed by R. and F. Cook (Dec. 1857), according to the plat thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota, described as follows:

Beginning at the most Westerly corner of said Lot 1; thence Northeasterly along the Northwesterly line of said Lot 1 to the Northeasterly corner of said Lot 1, thence Southeasterly along the Northeasterly line of said Block 1 a distance of
107.00 feet; thence Southwesterly at a right angle a distance of 62.00 feet; thence Northwesterly at a right angle a distance of 9.02 feet, more or less, to the dividing line between said Lots 3 and 4; thence Southwesterly along said dividing line a distance of 65.33 feet, more or less, to the Southwesterly line of said Block 1; thence Northwesterly along said Southwesterly line of Block 1 to the actual point of beginning.

PARCEL E(INCLUDES EXPOSITION HALL):

Lots 11 to 26 inclusive, Block 1, and that part of the Northwesterly Half of vacated Bank Street lying between the extensions across it of the Northeasterly line of Block 1 and the Southwesterly line of Lot 18, Block 1, Subdivision of Grounds between Pine, Bay, Main and Second Street, in St. Anthony Falls as Resurveyed by R. and F. Cook (Dec. 1857), according to the plat thereof on file and of record in the office of the County Recorder in and for said County.

PARCEL F-1:

Lot 3; that part of Lots 4 to 9 inclusive, lying Northeasterly of a line running from the Southwest corner of Lot 12 to the Southwest corner of said Lot 3, Block 1; and Lot 27, Block 1, Subdivision of Grounds between Pine, Bay, Main and Second Street, in St. Anthony Falls as Resurveyed by R. and F. Cook (Dec. 1857), according to the plat thereof on file and of record in the office of the County Recorder in and for said County.

Except that part of said Lots 3 and 4 lying Northwesterly and Northerly of the following described line: Beginning at the most Westerly corner of Lot 1, said Block 1; thence Northeasterly along the Northwesterly line of said Lot 1 to the Northeasterly corner of said Lot 1; thence southeasterly along the Northeasterly line of said Block 1 a distance of 107.00 feet to the point of beginning of the line to be described; thence Southwesterly at a right angle a distance of 62.00 feet; thence Northwesterly at a right angle a distance of 9.02 feet, more or less, to the dividing line between said Lots 3 and 4, thence Southwesterly along said dividing line a distance of 65.33 feet, more or less, to the Southwesterly line of said Block 1, and there terminating.

Also, Lot 10, Block 1, Subdivision of Grounds between Pine, Bay, Main and Second Street, in St. Anthony Falls as Resurveyed by R. and F. Cook (Dec. 1857), according to the plat thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota.

PARCEL F-2 (PART OF EXPOSITION HALL):

That part of vacated Main Street Southeast lying Northeasterly of a line drawn parallel with and 10 feet Southwesterly of the Southwesterly line of Lots 11 to 18, inclusive, Block 1, and its Southeasterly extension and lying between the extensions across it of the Northwesterly line of said Lot 11 and the center line of vacated Bank Street.

PARCEL F-3:

That part of vacated Prince Street lying Southwesterly of a line drawn parallel with and 10 feet Northeasterly of the Northeasterly line of Block 1 and between the extension across it of the Southeasterly line of Lot 25, said Block 1, and the extension across it of a line drawn Northeasterly, at a right angle to the Northeasterly line of said Block 1, from a point on said Northeasterly line distant 107 feet Southeasterly from the Northeasterly corner of said Block 1.

PARCEL G:

Lot 1, Block 1, EXPOSITION HALL ADDITION, according to the plat thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota, except, however, that part thereof included within Condominium No. 545, La Rive, a Condominium, Hennepin County, Minnesota.

PARCEL K:

The Southeasterly 1/2 of vacated Bank Street adjoining Auditor's Subdivision Number Sixty-seven (67) and lying between the extensions across it of the Southwesterly line of Prince Street and the Northeasterly line of Main Street, according to the plat thereof on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota.

PARCEL C (RIVERPLACE ADDITION):

PARCEL C-1 and PARCEL C-2 (INCLUDES EAST BRIDGE BUILDING PARKING AREA):

Tracts A, B, C and D, Registered Land Survey No. 1612, Files of the Registrar of Titles, Hennepin County, Minnesota; and that part of Lots 1 and 2, Block 1, Riverplace, lying below a plane surface elevation of 823.35 feet, N.G.V.D. - 1929 Datum, according to the plat thereof on file or of record in the office of the Registrar of Titles in and for Hennepin County, Minnesota.

PARCEL C-3 (EAST BRIDGE BUILDING):

Lot 3, Block 1, RIVERPLACE, according to the plat thereof on file and of record in the office of the Registrar of Titles in and for Hennepin County, Minnesota; together with Tracts A and B, Registered Land Survey No. 1612.

                                     EXHIBIT C

                           LEASEHOLD IMPROVEMENT SCHEDULE


1. LEASEHOLD IMPROVEMENTS. Lessor shall at its sole cost and expense cause to be constructed upon the demised premises leasehold improvements based on the attached plan contained in Exhibit F. If the total cost of construction exceeds twenty five thousand dollars ($25,000.00), Tenant shall pay the difference to Lessor upon demand as additional rent hereunder, with a 6% annual interest rate charged on the construction costs over $25,000.00.

                                     EXHIBIT D

                          ADDITIONAL TERMS AND CONDITIONS


          PREPAID RENT. Tenant shall pay the first and last months' base rent and estimated operating expenses upon lease execution.

          BASE RENT. The Base Rent during the Term of this lease shall be as follows:

          07/01/96 to 10/31/96          $6.12 per rentable square foot per year
          11/01/96 to 10/31/97          $6.62 per rentable square foot per year
          11/01/97 to 10/31/99          $7.12 per rentable square foot per year

                                     EXHIBIT E

                               RULES AND REGULATIONS


     1. The sidewalk, entry passages, elevators, fire escapes and common stairways of the Building shall not be obstructed by the TENANT OR USED BY THE tenant for any other purpose other than for ingress and egress to and from the Leased Premises. TENANT shall not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or tidy.

     2. The skylights, atrium walls and windows of the Building shall not be covered or obstructed by the TENANT, and no awnings shall be put up, without the prior written consent of LESSOR.

     3. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by such misuse by the TENANT or TENANT'S agents, servants, or employees shall be borne by the TENANT. TENANT shall not let the water run unless in actual use, nor shall TENANT deface any part of the Building.

     4. TENANT shall not do or permit anything to be done in the Leased Premises or bring to keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health.

     5. TENANTS, its employees, agents or servants, shall not make or commit any improper noises in the Building, lounge about doors or corridors or interfere in any way with other tenants or those having business with them.

     6. Nothing shall be thrown by the TENANT, its employees, agents or servants, out of windows or doors, or down the passages, elevator shifts or skylights of the Building.

     7. No birds or animals shall be kept in or about the Leased Premises nor shall the TENANT operate or permit to be operated any musical or sound producing instrument or device inside or outside the Leased Premises which may be heard outside the Leased Premises.

     8. TENANT shall not use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than required for business purposes.

     9.   LESSOR shall have the right:

     (a) To require all persons entering or leaving the Building during such hours as LESSOR may reasonably determine, to identify themselves to a watchman by registration or otherwise to establish their right to enter or leave; and

     (b) To exclude or expel any peddler or beggar at any time from the Leased Premises or the Building; and

     (c) To institute, at LESSOR'S option, a system whereby access to the Building, during such hours as LESSOR may reasonably determine, is only available by means of an identity card which may contain a photograph of the bearer, and if LESSOR institutes such system LESSOR shall make such cards available and the TENANT shall pay LESSOR the cost of such cards and photographs.

     10. TENANT shall observe strict care not to allow its windows to remain open so as to admit rain or snow, or so as to interfere with the heating of the Building. Any injury or damage caused to the Building or its appointments, furnishings, heating and other appliances or to any other tenant or to the premises occupied by any other tenant, by reason of windows being left open so as to admit rain or snow or by interference with or neglect of the heating appliances or by reason of any other misconduct or neglect upon the part of the TENANT or any other person or servant subject to it, shall be made good by the TENANT.

     11. It shall be the duty of the TENANT to assist and cooperate with Lessor in preventing injury to the Leased Premises.

     12. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises. Nothing shall be placed on the outside of window sills or projections.

     13. Furniture, effects and supplies shall not be taken into or removed from the Building, except as such time and in such manner as may be previously approved by LESSOR, which approval shall include permission to use entrances, doorways and elevators at certain times for such purposes, and upon such terms (including payment of any usual charges for the use of elevators) as LESSOR shall impose.

     14. No bicycles or other vehicles shall be brought within the building except in the parking garage, and then only in compliance with the rules and regulations as established and enforced from time to time for the use of said parking garage.

     15. Business machines, filing cabinets, heavy merchandise or other articles liable to overload, injure or destroy any party of the Building shall not be taken into it without the prior written consent of LESSOR and LESSOR shall in all cases retain the right to prescribe the weight and proper position of all such articles and the times and routes for moving them into or out of the building; the cost of repairing any damage done to the Building by such moving or by keeping any such articles on the Leased Premises shall be paid by the TENANT.

     16. The TENANT shall not change any locks nor place any additional lock upon any door of the Leased Premises without the prior written consent of the LESSOR. The TENANT shall be responsible for all locks and all keys to such locks and shall return all keys to LESSOR upon termination of the Lease.

     17. The TENANT shall give LESSOR prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, mechanical or electrical apparatus or any other part of the Building.

     18. The parking of vehicles in the parking garage in the Building shall be subject to the usual charges and reasonable regulations of LESSOR.

     19. The TENANT shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises or the Building except with the prior written consent of LESSOR and as it may direct.

     20. LESSOR may regulate, and the TENANT agrees to comply with LESSOR'S instructions and regulations from time to time, with respect to whether or not and at what times the windows, drapes and blinds shall be open or closed.

     21. The TENANT shall at the end of each business day leave the Leased Premises in a reasonable tidy condition for the purpose of allowing the performance of LESSOR'S cleaning services.

     22. If TENANT, elects to have contract parking, LESSOR will not guarantee the availability of unreserved parking spaces after normal working hours.

     23. LESSOR shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, cleanliness and appearance of the Leased Premises or the Building, and for the preservation of good order therein, and the same shall be kept and observed by the TENANT, its employees, agents and servants.

     24. The TENANT agrees to abide by the foregoing RULES AND REGULATIONS, which are hereby made a part of this Lease.